UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2022

KemPharm, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Celebration Boulevard, Suite 103, Celebration, FL	34747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (321) 939-3416

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMPH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Entry into Asset Purchase Agreement

On May 15, 2022, KemPharm, Inc. (“KemPharm” or the “Company”), a Delaware corporation and KemPharm Denmark A/S (the “Buyer”), a newly formed Danish company and wholly-owned subsidiary of KemPharm, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Orphazyme A/S in restructuring, a Danish public limited liability company (“Orphazyme”). Under the terms of the Purchase Agreement, at closing the Buyer will purchase all of the assets and operations of Orphazyme related to arimoclomol and will settle all of Orphazyme’s actual outstanding liabilities to its creditors with a cash payment of USD$12.8 million (the “Asset Purchase”). The Company expects that the cash payment will be financed by a revolving line of credit secured by KemPharm’s balance sheet. In addition, the Buyer has agreed to assume an estimated reserve liability of USD$5.2 million related to revenue generated from Orphazyme’s Early Access Program in France. The transaction is expected to close on or before June 1, 2022, subject to customary closing conditions and approval by Orphazyme’s creditors and the Danish bankruptcy court.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated by reference into this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On May 15, 2022, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 hereto.

In addition, the Company plans to provide supplemental information regarding the Asset Purchase in a conference call and live audio webcast with a slide presentation scheduled for May 16, 2022, at 8:30 a.m., EDT. A copy of the slide presentation is attached as Exhibit 99.2 hereto.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by KemPharm under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*	Asset Purchase Agreement by and among KemPharm, Inc., KemPharm Denmark A/S and Orphazyme A/S in restructuring, dated May 15, 2022.

99.1	Press release dated May 15, 2022.

99.2	Presentation dated May 16, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KemPharm, Inc.

Date: May 16, 2022	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer